EXHIBIT 8
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                             POWER OF ATTORNEY

      Know All Men By These Presents, that each of DGJ, L.L.C., C. Jill Beresford and Ivan J. Hughes constitutes and appoints Don S. Hershman and Jeffrey C. Everett, and each of them, its and his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for each of them, and in their respective names, place and stead, in any and all capacities, to prepare, execute and file all reports (including exhibits), documents, and other instruments, together with any amendments thereto, that may be necessary or appropriate to file with the Securities and Exchange Commission and any other regulatory agency or authority, to reflect the direct or indirect beneficial ownership or change in direct or indirect beneficial ownership of shares of common stock of BPI Packaging Technologies, Inc. of any of the undersigned, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as any of the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Dated:  February 5, 1999

                                          DGJ, L.L.C.



                                          By:    /s/ Gary R. Edidin
                                                 ------------------------
                                          Title: President


                                                 /s/ C. Jill Beresford
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                                                 C. Jill Beresford


                                                 /s/ Ivan J. Hughes
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                                                 Ivan J. Hughes